Exhibit 10.50

FIRST AMENDMENT TO

BJ SERVICES DEFERRED COMPENSATION PLAN

WHEREAS, BJ SERVICES COMPANY, U.S.A. (the “Company”) has heretofore adopted the BJ SERVICES DEFERRED COMPENSATION PLAN (the “Plan”) for the benefit of its eligible employees; and

WHEREAS, the Company desires to amend the Plan with respect to certain new claims procedure rules based upon regulations issued by the Department of Labor; and

WHEREAS, the Company also desires to amend the Plan in certain other respects;

NOW, THEREFORE, the Plan shall be amended as follows and such amendments shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of such amendments:

I. Effective as of January 1, 2002:

1. Section 3.1(b) of the Plan shall be deleted and the following shall be substituted therefor:

“(b) A Member who makes the maximum Cash or Deferred Contributions allowable under the Thrift Plan may elect to defer receipt of an amount not to exceed 20% of his Compensation, less his Cash or Deferred Contributions to the Thrift Plan, for a Plan Year.”

2. The reference to “Before-Tax Contributions” in Section 3.1(c) of the Plan shall be deleted and reference to “Cash or Deferred Contributions” shall be substituted therefor.

II. Effective for Plan benefit claims filed after January 1, 2002, Section 5.10 of the Plan shall be deleted and the following shall be substituted therefor:

“5.10 Claims Procedures. Claims for Plan benefits and reviews of Plan benefit claims which have been denied or modified will be processed in accordance with the written Plan claims procedures established by the Committee, which procedures are hereby incorporated by reference as part of the Plan.”

III. As amended hereby, the Plan is specifically ratified and reaffirmed.

EXECUTED this 20th day of December, 2002.

BJ SERVICES COMPANY

By:	/s/ T. M. Whichard
Name: T. M. Whichard
Title: Vice President – Finance and Chief Financial Officer